T.J. SMITH & COMPANY, INC.
                             OIL AND GAS CONSULTING
                             1331 LAMAR, SUITE 1340
                           HOUSTON, TEXAS 77010-3027

                              TEL: (713) 651-0651
                              FAX: (713) 655-7613
                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To the Stockholders and Board of Directors of Texoil, Inc.

As independent petroleum engineers, we hereby consent to the incorporation by reference of our report to Texoil, Inc. dated March 10, 1998 and used in this 1997 Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-62175 and 33-15449).

                                                      T.J. Smith & Company, Inc.

                                                      By________________________
                                                      Name: Timothy J. Smith
                                                      Title: President

Houston, Texas
April 8, 1998